Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Medical Properties Trust, Inc.:

(1)	Registration Statement (Form S-3 No. 333-229103) of Medical Properties Trust, Inc.,
(2)	Registration Statement (Form S-8 No. 333-190533) pertaining to the Medical Properties Trust, Inc. 2013 Equity Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-161409) pertaining to the Second Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan,
(4)	Registration Statement (Form S-8 No. 333-130337) pertaining to the Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan, and
(5)	Registration Statement (Form S-8 No. 333-126574) pertaining to the Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan

of our report dated June 28, 2019, (except for Recently Issued or Adopted Accounting Pronouncements included in Note 2, as to which the date is August 5, 2019) with respect to the consolidated financial statements of Steward Health Care System LLC incorporated by reference in this Annual Report (Form 10-K/A) of Medical Properties Trust, Inc. for the year end December 31, 2018.

/s/ Ernst and Young LLP

Dallas, Texas

August 5, 2019